UNITED STATES SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K/A

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): July 26, 2007

Boyd Gaming Corporation
(Exact name of registrant as specified in its charter)

Nevada	1-12882	88-0242733
(State of other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification Number)

3883 Howard Hughes Parkway, Ninth Floor
Las Vegas, Nevada    89169
(Address of principal executive offices including zip code)

(702) 792-7200
(Registrant's telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐  Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐  Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐  Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐  Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

EXPLANATORY NOTE

This Form 8-K/A amends and supplements the Current Report on Form 8-K filed by Boyd Gaming Corporation (the "Company") on August 1, 2007. This Form 8-K/A is filed pursuant to Instruction 2 to Item 5.02 of Form 8-K to provide information about executive compensation that was not available at the time of the original Form 8-K.

Item 5.02    Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers

On August 1, 2007, the Company filed a Current Report on Form 8-K (the "Original Form 8-K") under Item 5.02 to report the appointments, effective January 1, 2008, of Keith E. Smith as the Company's President and Chief Executive Officer, William S. Boyd as the Company's Executive Chairman, and Paul J. Chakmak as the Company's Executive Vice President and Chief Operating Officer. The Company reported in the Original 8-K that it had not yet determined the change in compensation for each of Messrs. Boyd, Smith and Chakmak in their new positions. On December 6, 2007, the members of the Company's Compensation and Stock Option Committee (the "Compensation Committee") determined new compensation arrangements for each of Messrs. Boyd, Smith and Chakmak in connection with their new positions. This Current Report on Form 8-K/A is filed pursuant to Instruction 2 to Item 5.02 of Form 8-K to provide the required information regarding such compensation arrangements.

Mr. Boyd will receive an annual base salary of $1,000,000, effective January 1, 2008, and for the 2008 fiscal year was granted a short-term bonus award under the Company's 2000 Executive Management Incentive Plan (the "2000 MIP") with threshold, target and maximum potential bonus amounts equal to 37.5%, 75% and 150%, respectively, of his annual base salary. In connection with establishing Mr. Boyd's compensation as Executive Chairman, he was granted an option to purchase 195,000 shares of the Company's common stock at an exercise price of $38.11 per share, which was the closing price of the Company's common stock on the New York Stock Exchange on the grant date. The stock option was granted under the Company's 2002 Stock Incentive Plan (the "2002 SIP") and vests at the rate of 33.333% per year on the first day of each successive 12 month period commencing one year from the grant date. Except as modified by the compensation arrangements described above, Mr. Boyd will continue to be eligible to participate, on substantially similar terms, in the Company's benefit plans and arrangements that he is eligible to participate in prior to assuming his new office. Mr. Boyd's salary, bonus and other compensation arrangements may be reviewed and modified from time to time by the Compensation Committee.

Mr. Smith will receive an annual base salary of $1,100,000, effective January 1, 2008, and for the 2008 fiscal year was granted a short-term bonus award under the 2000 MIP with threshold, target and maximum potential bonus amounts equal to 50%, 100% and 200%, respectively, of his annual base salary. Mr. Smith's target long-term bonus award potential under the 2000 MIP for the 2008-2010 performance period will equal $800,000. In connection with establishing Mr. Smith's compensation as President and Chief Executive Officer, he was granted an option to purchase 185,000 shares of the Company's common stock at an exercise price of $38.11 per share, which was the closing price of the Company's common stock on the New York Stock Exchange on the grant date. The stock option was granted under the 2002 SIP and vests at the rate of 33.333% per year on the first day of each successive 12 month period commencing one year from the grant date. Except as modified by the compensation arrangements described above, Mr. Smith will continue to be eligible to participate, on substantially similar terms, in the Company's benefit plans and arrangements that he is eligible to participate in prior to assuming his new office. Mr. Smith's salary, bonus and other compensation arrangements may be reviewed and modified from time to time by the Compensation Committee.

Mr. Chakmak will receive an annual base salary of $675,000, effective January 1, 2008, and for the 2008 fiscal year was granted a short-term bonus award under the 2000 MIP with threshold, target and maximum potential bonus amounts equal to 37.5%, 75% and 150%, respectively, of his annual base salary. In connection with establishing Mr.Chakmak's compensation as Executive Vice President and Chief Operating Officer, he was granted an option to purchase 111,000 shares of the Company's common stock at an exercise price of $38.11 per share, which was the closing price of the Company's common stock on the New York Stock Exchange on the grant date. The stock option was granted under the 2002 SIP and vests at the rate of 33.333% per year on the first day of each successive 12 month period commencing one year from the grant date. Except as modified by the compensation arrangements described above, Mr. Chakmak will continue to be eligible to participate, on substantially similar terms, in the Company's benefit plans and arrangements that he is eligible to participate in prior to assuming his new office. Mr. Chakmak's salary, bonus and other compensation arrangements may be reviewed and modified from time to time by the Compensation Committee.

Except as amended and supplemented hereby, the information set forth under Item 5.02 of the Original 8-K is incorporated herein by reference.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: December 11, 2007	Boyd Gaming Corporation

/s/ Paul J. Chakmak Paul J. Chakmak Executive Vice President, Chief Financial Officer and Treasurer